UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                       January 20, 1998 (January 7, 1998)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                   000-22026                  25-1407782
(State or other jurisdiction)  (Commission File Number)  (IRS Employer
        of corporation)                                   Identification No.)


3230 West Lake Road, Erie, Pennsylvania            16505
(Address of principal executive offices)         Zip Code


Registrant's telephone number, including area code:         (814) 836-0618

Item 2.    Acquisition or Disposition of Assets

On January 7, 1998, Rent-Way, Inc. ("the Company") completed the asset purchase of South Carolina Rentals, Inc., Paradise Valley Holdings, Inc., and L&B Rents, Inc., d/b/a Ace T.V. Rentals ("Ace"), a rental-purchase chain, for consideration of $25,246,514. Prior to the acquisition, Ace was wholly owned by James S. Archer. The amount and form of consideration paid to such person was determined through arm's length negotiations. Pursuant to terms of the acquisition, $750,000 of the purchase price was placed in escrow and held subject to terms of the escrow agreement. The cash paid for the acquisition was from a combination of funds received in connection with a public stock offering on December 2, 1997 and the balance drawn on the Company's existing credit facility with National City Bank of Pennsylvania.

Ace operated a chain of 50 rental-purchase stores located in South Carolina and California. Annual revenues were approximately $22.0 million.

Item 7.    Financial Statements and Exhibits

               a.   Financial statements of business acquired.
                    Financial   statements  required  by  Regulation  S-X
                    Article 3, Item 3-05 will be filed by amendment.
               b.   Pro-forma financial information.
                    Pro-forma   financial    information    required   by
                    Regulation S-X Article 11 will be filed by amendment.
               c. Exhibits in Accordance with the Provisions of Item 601 of Regulation S-K:

               Exhibit

               (2)-1 Asset Purchase  Agreement  between  Rent-Way,  Inc.,  South
                     Carolina Rentals, Inc., Paradise Valley Holdings, Inc., L&B Rents, Inc., and James S. Archer dated November 21, 1997.
               (2)-2 Closing Letter  Agreement  dated January 7, 1998.
                     Amendment to the Asset Purchase Agreement between Rent-Way, Inc., South Carolina Rentals, Inc., Paradise Valley Holdings, Inc., L&B
                     Rents, Inc., and James S. Archer dated November 21, 1997.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Rent-Way, Inc.
                                           (Registrant)

                                             /s/ Jeffrey A. Conway
Date  January 20, 1998                     ----------------------------------
                                            (Signature)
                                             Jeffrey A. Conway
                                             Chief Financial Officer

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